As filed with the Securities and Exchange Commission on June 4, 2019

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	26-4231384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

PDS Biotechnology 2009 Stock Option Plan
PDS Biotechnology Corporation 2018 Stock Incentive Plan
(Full title of the plans)

Frank Bedu-Addo
President and Chief Executive Officer
PDS Biotechnology Corporation
300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(800) 208-3343
 (Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, Par Value $0.00033
PDS Biotechnology Corporation 2009 Stock Option Plan, as amended (issued)	468,554	(3)	$7.17	(4)	$3,359,532.18	$407.18
PDS Biotechnology Corporation 2009 Stock Option Plan, as amended (available)	8	(5)	$7.36	(6)	$58.88	$0.01
PDS Biotechnology Corporation 2018 Stock Incentive Plan (issued)	367,272	(3)	$9.04	(4)	$3,320,138.88	$402.40
PDS Biotechnology Corporation 2018 Stock Incentive Plan (available)	190,799	(5)	$7.36	(6)	$1,404,280.64	$170.20
Total	1,026,633					$979.79

(1)
The shares to be registered by PDS Biotechnology Corporation (the “Registrant”) on this Form S-8 Registration Statement represent shares of common stock, par value $0.00033 per share (“Common Stock”), which are issuable under the PDS Biotechnology Corporation 2009 Stock Option Plan, as amended (the “2009 Plan”), and the PDS Biotechnology Corporation 2018 Stock Incentive Plan (the “2018 Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2009 Plan and 2018 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(3)	Represents shares of Common Stock subject to stock options that are outstanding as of the date this Registration Statement is being filed.
(4)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average price at which outstanding options may be exercised, as adjusted pursuant to the Merger Agreement.

(5)	Represents shares of Common Stock available for grant as of the date this Registration Statement is being filed.
(6)
Computed in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on May 29, 2019.

EXPLANATORY NOTE

On March 15, 2019, privately-held PDS Biotechnology Corporation, a Delaware corporation (“PDS”) and Edge Therapeutics, Inc. (“Edge”), completed a business combination in accordance with the terms of that certain Agreement and Plan of Merger and Reorganization, as amended, dated as of November 23, 2018, by and among Edge, Echos Merger Sub, Inc. (“Merger Sub”) and PDS (the “Merger Agreement”), pursuant to which Merger Sub merged with and into PDS, with PDS surviving as a wholly-owned subsidiary of Edge (the “Merger”). Pursuant to the Merger Agreement, Edge changed its name to PDS Biotechnology Corporation (the “Registrant,” “we,” “us” or “our”) and PDS changed its name to PDS Operating Corporation. Pursuant to the Merger Agreement, each option to purchase shares of PDS common stock that was outstanding and unexercised immediately prior to the effective time of the Merger under the 2009 Plan or 2018 Plan, whether or not vested, was converted into and became an option to purchase shares of Registrant’s Common Stock and the Registrant assumed the 2009 Plan and 2018 Plan.

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering all or a portion of the shares reserved for issuance under the 2009 Plan and 2018 Plan, each of which were assumed by the Registrant in the Merger.

PART I
Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 21, 2019 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contain the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(c)	The description of the Registrant’s Common Stock, contained in its registration statement on Form 8-A, which was filed with the Commission on September 25, 2015.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the Delaware General Corporation Law, the Registrant has entered into and intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on October 6, 2015).
4.2
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.3
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.4	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on October 6, 2015).
4.5
Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 206416) filed with the Commission on September 21, 2015).

5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of KPMG LLP.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1	PDS Biotechnology Corporation 2009 Stock Option Plan, as amended.
99.2	PDS Biotechnology Corporation 2018 Stock Incentive Plan.
99.3	Form of PDS Biotechnology Corporation Option Agreement for 2009 Stock Option Plan, as amended.
99.4	Form of PDS Biotechnology Corporation Option Agreement for 2018 Stock Incentive Plan.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however,  that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the PDS Biotechnology 2009 Stock Option Plan, as amended, and the PDS Biotechnology Corporation 2018 Stock Incentive Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley Heights, State of New Jersey, on June 4, 2019.

PDS Biotechnology Corporation

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of PDS Biotechnology Corporation whose signatures appear below hereby constitute and appoint Frank Bedu-Addo and Andrew Saik, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the PDS Biotechnology Corporation 2009 Stock Option Plan, as amended, and the PDS Biotechnology Corporation 2018 Stock Incentive Plan, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Bedu-Addo	President, Chief Executive Officer and Director	June 4, 2019
Frank Bedu-Addo	(Principal Executive Officer)

/s/ Andrew Saik	Chief Financial Officer and Director	June 4, 2019
Andrew Saik	(Principal Financial and Accounting Officer)

/s/ Sir Richard Sykes	Director	June 4, 2019
Sir Richard Sykes

/s/ De Lyle W. Bloomquist	Director	June 4, 2019
De Lyle W. Bloomquist

/s/ Gregory Freitag	Director	June 4, 2019
Gregory Freitag

/s/ James Loughlin	Director	June 4, 2019
James Loughlin

/s/ Stephen Glover	Director	June 4, 2019
Stephen Glover